Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of SciClone Pharmaceuticals, Inc. of our report dated July 1, 2011 relating to the financial statements of NovaMed Pharmaceuticals, Inc., which appears in the Current Report on Form 8-K/A of SciClone Pharmaceuticals, Inc. dated July 5, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

August 10, 2011